Exhibit 99.1

Popular, Inc. Announces First Quarter 2025 Financial Results

•	Net income of $177.5 million in Q1 2025, compared to net income of $177.8 million in Q4 2024.

•	Net interest income of $605.6 million in Q1 2025, an increase of $14.8 million when compared to Q4 2024.

•	EPS of $2.56 in Q1 2025 vs. $2.51 in Q4 2024.

•	Net interest margin of 3.40% in Q1 2025, compared to 3.35% in Q4 2024; net interest margin on a taxable equivalent basis of 3.73% in Q1 2025, compared to 3.62% in Q4 2024.

•	Non-interest income of $152.1 million in Q1 2025, compared to $164.7 million in Q4 2024.

•	Operating expenses amounted to $471.0 million, compared to $467.6 million in Q4 2024.

•	Credit quality metrics improved:

•	Non-performing loans held-in-portfolio (“NPLs”) decreased by $36.7 million from Q4 2024; NPLs to loans ratio decreased eleven basis points to 0.84%;

•	Net charge-offs decreased by $18.3 million from Q4 2024; annualized NCOs to average loans held-in-portfolio at 0.53% vs. 0.74% in Q4 2024.

•	Allowance for credit losses (“ACL”) to loans held-in-portfolio at 2.05% vs. 2.01% in Q4 2024; and

•	ACL to NPLs at 242.7% vs. 212.7% in Q4 2024.

•	Money market and investment securities increased by $944.3 million from Q4 2024; average quarterly balances increased by $1.2 billion.

•	Loans held in portfolio, excluding loans held-for-sale, amounted to $37.3 billion, up $146.4 million from Q4 2024; average quarterly loan balances higher by $445.6 million.

•	Deposit balances amounted to $65.8 billion, an increase of $934.9 million from Q4 2024; average quarterly deposits higher by $1.6 billion.

•	Common Equity Tier 1 ratio of 16.11%, Common Equity per share of $83.75 and Tangible Book Value per share of $72.02 at March 31, 2025, an increase of $3.86 per share from Q4 2024.

•

Capital actions during Q1 2025 included the repurchase of 1,270,569 shares of common stock for $122.3 million, at an average price of $96.24 per share. As of March 31, 2025, a total of $339.6 million has been repurchased under a common stock repurchase authorization of up to $500 million announced in Q3 2024.

SAN JUAN, Puerto Rico – (BUSINESS WIRE) – Popular, Inc. (the “Corporation,” “Popular,” “we,” “us,” “our”) (NASDAQ:BPOP) reported net income of $177.5 million for the quarter ended March 31, 2025, compared to net income of $177.8 million for the quarter ended December 31, 2024.

Ignacio Alvarez, Chief Executive Officer, said: “I am pleased with our strong financial performance in the first quarter. We increased net interest income, grew loans and deposits, maintained strong credit metrics and expanded our customer base. I am particularly pleased with our deposit growth. In Puerto Rico, excluding public deposits, deposits increased by $434 million, demonstrating the strength of our unique retail franchise. We also continued to invest in our people, technology and processes as part of our ongoing Transformation effort. The operating environment has undoubtedly become more uncertain and volatile, but our strong capital and liquidity levels, together with our diversified business model, position us well to perform in a variety of macroeconomic scenarios.

As I step away from the CEO role on June 30, I want to express my sincere gratitude to our employees for all their hard work and support during my tenure. It has been an honor and a privilege to serve as CEO these last eight years. I also wish Javier success in his new role, for which he is more than ready. I am confident that Javier and the team will take Popular to even greater heights.”

Earnings Highlights

(Unaudited)	Quarters ended
(Dollars in thousands, except per share information)	31-Mar-25	31-Dec-24	31-Mar-24
Net interest income	$605,597	$590,759	$550,744
Provision for credit losses	64,081	66,102	72,598

Net interest income after provision for credit losses	541,516	524,657	478,146
Other non-interest income	152,061	164,703	163,818
Operating expenses	471,012	467,627	483,113

Income before income tax	222,565	221,733	158,851
Income tax expense	45,063	43,916	55,568

Net income	$177,502	$177,817	$103,283

Net income applicable to common stock	$177,149	$177,464	$102,930

Net income per common share - basic	$2.56	$2.51	$1.43

Net income per common share - diluted	$2.56	$2.51	$1.43

Non-GAAP Financial Measures

This press release contains financial information prepared under accounting principles generally accepted in the United States (“U.S. GAAP”) and non-GAAP financial measures. Management uses non-GAAP financial measures when it has determined that these measures provide more meaningful information about the underlying performance of the Corporation’s ongoing operations. Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies.

Net interest income on a taxable equivalent basis

Net interest income, on a taxable equivalent basis, is presented with its different components in Tables D and E for the quarter ended March 31, 2025. Net interest income on a taxable equivalent basis is a non-GAAP financial measure. Management believes that this presentation provides meaningful information since it facilitates the comparison of revenues arising from taxable and tax-exempt sources.

Tangible Common Equity

Tangible common equity, the tangible common equity ratio, tangible assets and tangible book value per common share are non-GAAP financial measures. The tangible common equity ratio and tangible book value per common share are commonly used by banks and analysts in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method for mergers and acquisitions. Neither tangible common equity nor tangible assets or related measures should be used in isolation or as a substitute for stockholders’ equity, total assets or any other measure calculated in accordance with GAAP.

Refer to Table R for a reconciliation of total stockholders’ equity to tangible common equity and total assets to tangible assets.

Net interest income and net interest income on a taxable equivalent basis (non-GAAP)

The Corporation’s net interest income for the first quarter of 2025 was $605.6 million, an increase of $14.8 million compared to $590.8 million in the previous quarter. The net interest margin for the quarter was 3.40%, compared to 3.35% in the fourth quarter of 2024, an increase of five basis points. Net interest income was negatively impacted by two fewer days when compared to the previous quarter resulting in lower net interest income by $9.3 million.

During the period, the Corporation’s re-investment of maturities of U.S Treasuries at higher rates and the re-pricing across most deposits products played a favorable role in the period’s net interest income. The average balance of total deposits increased by $1.6 billion in Q1 2025, driven primarily by a $2.0 billion increase in interest-bearing deposits. Market-linked P.R. public deposits average balance, which continues to be a significant driver of interest expense for the Corporation, increased by $981.5 million from Q4 2024. The quarter’s average deposit balances were also impacted by certain non-interest-bearing accounts that were migrated to an interest-bearing product targeting affluent client in the fourth quarter of 2024.

Net Interest Income and Net Interest Margin Taxable Equivalent (Non-GAAP)

Net interest income on a taxable equivalent basis for the first quarter of 2025 was $663.9 million, compared to $638.5 million in the previous quarter, an increase of $25.4 million. Net interest margin on a taxable equivalent basis for the first quarter of 2025 was 3.73%, an increase of 11 basis points.

The main drivers of net interest income on a taxable equivalent basis were:

•

higher income from investment securities by $22.3 million or 22 basis points, due to higher reinvestment activity as balances increased by $1.4 billion at higher yields, driven in part by an increase in average deposit balances; and

•

lower interest expense on interest-bearing deposits by $17.8 million or 19 basis points, driven primarily by a reduction in the cost of market-linked P.R. public deposits by approximately 38 basis points and in PB by a reduction in the cost of online time deposits by approximately 26 basis points and brokered deposits by six basis points. Total cost of deposits decreased by 13 basis points, as average non-interest bearing demand deposits decreased by $352.1 million in part due to a shift to now accounts related to the launch, in the previous quarter, of a mass affluent-focused interest-bearing deposit product;

partially offset by:

•

lower interest income from money market investments by $9.1 million or 34 basis points, mainly due to a lower yield combined with a lower volume driven by higher reinvestment activity in investment securities and loan originations; and

•

lower interest income from loans by $5.5 million, or three basis points, mainly driven by lower yields in the commercial portfolio by 13 basis points, partially offset by higher average volume in certain portfolios such as the commercial and mortgage portfolios and higher yields in mortgage, auto and leasing portfolios.

Net Interest Income and Net Interest Margin (Banco Popular de Puerto Rico Segment)

For the Banco Popular de Puerto Rico (“BPPR”) segment, net interest income for the first quarter of 2025 amounted to $521.9 million, an increase of $14.9 million from the previous quarter. Net interest margin increased by seven basis points to 3.63%. Higher income from investment securities, mainly from U.S Treasuries, compared to the previous quarter, along with lower cost of deposits, mainly driven by lower cost of P.R. public interest-bearing deposits, were the main contributors to the BPPR segment’s net interest margin expansion over the period.

Factors impacting net interest income for the BPPR segment include:

•	higher interest income from investments in securities by $14.5 million or 13 basis points mainly due to higher reinvestment of U.S Treasury securities at higher yields; and

•

lower interest expense on deposit accounts by $14.4 million, mainly driven by a $13.3 million decrease in the cost of market-linked P.R. public interest-bearing deposits, representing a 38 basis points reduction. Interest-bearing deposit costs decreased 20 basis points to 2.06%, when compared to Q4 2024, while total deposit costs decreased by 12 basis points to 1.55%;

partially offset by:

•

lower interest income from the loan portfolios by $8.3 million or four basis points during the quarter resulting from lower yields in the commercial portfolio, offset in part by higher average volume in the mortgage and leasing portfolios; and

•	lower interest income from money market investments by $6.0 million or 32 basis points, mainly due to re-pricing of money market investments during the quarter.

Net Interest Income and Net Interest Margin (Popular Bank Segment)

In the Popular Bank (“PB”, or “Popular U.S.”) segment, net interest income was $92.9 million, $0.8 million higher when compared to the previous quarter. Net interest margin increased by three basis points to 2.74%.

During the period, earning assets at PB increased by $172.9 million, mainly due to higher average balances in the loan portfolios of $367.7 million driven by growth in the commercial, construction and lease portfolios which offset the impact of the lower average balance of money market investments and investment securities by $194.8 million. In addition, total deposits in PB grew by $134.3 million, mainly driven by interest bearing deposits which grew by $184.7 million. The repricing of deposits in PB resulted in lower cost of interest-bearing deposits as further described below, mitigating the impact of the reduction in earning assets yields quarter over quarter.

Main variances in Popular U.S include:

•

lower interest expense on deposit accounts by $4.2 million, or 15 basis points, driven by a decrease in deposit costs across most deposit products due to repricing at lower cost, partially offset by higher volume of higher-cost interest bearing deposits including online savings and money market deposits. Average deposit balances during the quarter were higher by $134.3 million. During the first quarter, total cost of interest-bearing deposits decreased 15 basis points to 3.48%, while total deposit costs decreased 11 basis points to 3.09%; and

•

higher income from loans by $1.1 million, mainly due to higher volumes in the commercial and construction loan portfolios. Notwithstanding higher income on loans, PB loan portfolio’s yield decreased five basis points to 5.86% when compared to the fourth quarter of 2024 driven by variable rate loans in the construction and commercial portfolios;

partially offset by:

•	lower interest income from money markets and investment securities by $4.1 million, or 22 basis points, mainly due to lower volume and the re-pricing of money market investments during the quarter.

Refer to tables D and E for more details on the components of net interest income and net interest margin on a taxable equivalent basis.

Non-interest income

Non-interest income amounted to $152.1 million for the quarter ended March 31, 2025, a decrease of $12.6 million when compared to $164.7 million for the previous quarter. The variance in non-interest income was primarily due to:

•

lower other operating income by $8.0 million, mainly due to lower daily car rental revenue by $3.3 million due to the sale completed by Popular Auto LLC, a wholly-owned subsidiary of Banco Popular de Puerto Rico, of its daily car rental business during the fourth quarter of 2024, lower income from investments accounted under the equity investment method by $2.2 million, and a $1.9 million sundry loss reserve release during the prior quarter;

•

lower other service fees by $4.8 million mainly due to lower contingent insurance commission by $1.5 million, which are typically received during the fourth quarter, and to lower investment management and trust fees by $0.9 million; and

•

lower income from mortgage banking activities by $2.6 million mainly due to an unfavorable variance in the fair value adjustment of mortgage servicing rights (“MSRs”) driven by portfolio runoff and slightly higher prepayment speed compared to the fourth quarter of 2024;

partially offset by:

•	lower losses from equity securities by $2.0 million mainly due to the valuation of securities held for deferred benefit plans, which have an offsetting effect in personnel costs.

Refer to Table B for further details.

Operating expenses

Operating expenses for the first quarter of 2025 totaled $471.0 million, an increase of $3.4 million when compared to the fourth quarter of 2024. The variance in operating expenses was driven primarily by:

•

higher personnel costs by $6.9 million mainly due to higher annual incentive awards of performance shares and restricted stock expenses by $8.8 million, higher payroll taxes by $3.9 million and higher other compensation expenses by $3.0 million, which traditionally are higher during the first quarter of the year; partially offset by lower salaries by $4.8 million in part due to two fewer days compared to the previous quarter and lower health insurance costs by $3.4 million;

•	higher processing and transactional services expenses by $2.7 million mainly due to higher credit card processing and transaction fees and higher merchant processing expenses;

•	higher technology and software expenses by $2.3 million mainly due to higher software amortization expenses; and

•	higher other operating expenses by $1.7 million mainly due to higher reserves for insurance claims;

partially offset by:

•	lower business promotion expenses by $6.2 million mainly due to lower seasonal donations, advertising and sponsorship expenses, which are typically higher in the fourth quarter of the year; and

•	lower professional fees by $5.6 million mainly due to lower consulting fees related to corporate initiatives and information and technology projects.

Full-time equivalent employees were 9,274 as of March 31, 2025, compared to 9,231 as of December 31, 2024.

For a breakdown of operating expenses by category refer to Table B.

Income taxes

For the first quarter of 2025, the Corporation recorded an income tax expense of $45.1 million, compared to an income tax expense of $43.9 million for the previous quarter. Higher income tax expense of $1.2 million is mainly driven by higher income before tax at the BPPR segment, offset in part by higher exempt income.

The effective tax rate (“ETR”) for the first quarter of 2025 was 20.2%, compared to 19.8% for the previous quarter. The ETR of the Corporation is impacted by the composition and source of its taxable income.

Credit Quality

The Corporation’s credit quality metrics showed favorable trends in the first quarter of 2025 compared to the previous quarter, with improvements in NPLs and Net Charge Offs (“NCOs”). The Corporation continues to closely monitor the macroeconomic landscape and borrower performance, given the ongoing economic uncertainty. Management believes that the improvements over recent years in risk management practices and the overall risk profile of the Corporation’s loan portfolio position the Corporation to continue to operate successfully in the current environment.

The following presents credit quality results for the first quarter of 2025:

Non-Performing Loans and Net Charge Offs

Total NPLs decreased by $36.7 million compared to the previous quarter. Excluding consumer loans, inflows of NPLs held-in-the-portfolio decreased by $16.3 million in the first quarter of 2025. The ratio of NPLs to total loans held in the portfolio was 0.84% for the first quarter of 2025, compared to 0.95% for the previous quarter. The drivers of these changes were:

•

In the BPPR segment, NPLs decreased by $30.1 million, mainly driven by lower auto, mortgage and commercial loans NPLs by $10.0 million, $9.9 million and $8.5 million, respectively. Commercial NPLs decreased, driven by a $9.0 million single loan pay-off during the first quarter of 2025. Excluding consumer loans, inflows to NPLs in the BPPR segment decreased by $10.6 million compared to the previous quarter, mostly related to lower mortgage inflows.

•

In the PB segment, NPLs decreased by $6.6 million driven by lower commercial loans NPLs by $6.1 million, mostly driven by a single loan sale of $3.9 million. Inflows to NPLs, excluding consumer loans, decreased by $5.7 million, driven by lower commercial inflows.

Total NCOs of $49.1 million decreased by $18.3 million when compared to the fourth quarter of 2024. The Corporation’s ratio of annualized NCOs to average loans held-in-portfolio for the first quarter was 0.53%, compared to 0.74% in the fourth quarter of 2024.

The drivers of these changes were related to the following:

•

In the BPPR segment, NCOs decreased by $15.5 million quarter-over-quarter, mainly driven by lower consumer NCOs by $10.9 million, coupled with lower commercial NCOs by $3.7 million, mainly in the commercial and industrial portfolio, due to a $3.8 million recovery related to the abovementioned commercial NPL.

•	In the PB segment, NCOs decreased by $2.8 million quarter-over-quarter, mainly due to lower consumer NCOs.

Refer to Table N for further information on NCOs and related ratios.

Other Real Estate Owned Properties (“OREO”)

As of March 31, 2025, the Corporation’s OREO portfolio amounted to $52.1 million, a decrease of $5.2 million when compared to the fourth quarter of 2024. The decrease in OREO assets was driven by the sale of residential OREO properties in the BPPR segment.

Refer to Table L for additional information and related ratios.

Allowance for Credit Losses and Provision for Credit Losses

The ACL as of March 31, 2025 amounted to $762.1 million, an increase of $16.1 million when compared to the fourth quarter of 2024. The increase in ACL was driven by changes in the economic scenario probability weights coupled with increases in qualitative reserves, in response to the current economic environment uncertainty, offset by part by improvements in credit quality and lower volume. The Corporation leverages multiple scenarios to estimate its ACL. Prior to the first quarter of 2025, the Corporation assigned the baseline scenario the highest probability among the scenarios used to estimate the ACL, followed by the pessimistic scenario given the uncertainties in the economic outlook and downside risk, and the optimistic scenario had the lowest probability. During Q1 2025, the Corporation modified the weight assigned to the pessimistic scenario to be equal to the baseline scenario in response to the current economic uncertainty, resulting in an increase of $18.2 million in the reserves.

In the BPPR segment, the ACL increased by $5.6 million from the previous quarter. The increase in the probability weight of the pessimistic scenario resulted in a $11.3 million ACL increase. This increase in reserves was partially offset by improved credit quality in the commercial portfolios and reduced overall reserves for both the commercial and consumer portfolios mainly driven by lower volumes. In the PB segment, the ACL increased by $10.5 million from the previous quarter. The increase in probability weights resulted in a $6.9 million increase, mainly within the commercial portfolio, coupled with higher qualitative reserves for the Commercial Real Estate (“CRE”) portfolio in response to current market volatility and economic uncertainty.

The Corporation’s ratio of the ACL to loans held-in-portfolio was 2.05% in the first quarter of 2025, compared to 2.01% in the previous quarter. The ratio of the ACL to NPLs held-in-portfolio was 242.7%, compared to 212.7% in the previous quarter.

The provision for loan losses for the loan and lease portfolios for the first quarter of 2025 was $65.2 million, compared to $69.1 million in the previous quarter. The provision for loan losses for the BPPR segment amounted to $52.7 million, compared to $67.1 million in the previous quarter. This reduction was mainly driven by lower provision expense for consumer loans driven by lower NCOs and lower volumes. The provision for loan losses for the PB segment amounted to $12.5 million, compared to $2.0 million in the prior quarter related to the ACL changes described above.

The provision for loan losses for the loan and lease portfolios, along with the $1.3 million reserve release related to unfunded loan commitments and the $0.2 million provision for the Corporation’s investment portfolio for the first quarter of 2025, are consolidated and shown together under the provision for credit losses in our Consolidated Statement of Operations. For the first quarter, the provision for credit losses amounted to $64.1 million, compared to $66.1 million in the previous quarter.

Refer to Table L for break-out of non-performing assets and related ratios and to Table N for allowance for credit losses, net charge-offs and related ratios.

Non-Performing Assets

(Unaudited)
(In thousands)	31-Mar-25	31-Dec-24	31-Mar-24
Non-performing loans held-in-portfolio	$314,069	$350,780	$354,127
Other real estate owned	52,114	57,268	80,542

Total non-performing assets	$366,183	$408,048	$434,669

Net charge-offs for the quarter	$49,103	$67,433	$62,200

Ratios:
Loans held-in-portfolio	$37,254,032	$37,107,652	$35,118,738
Non-performing loans held-in-portfolio to loans held-in-portfolio	0.84%	0.95%	1.01%
Allowance for credit losses to loans held-in-portfolio	2.05	2.01	2.11
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	242.67	212.68	208.84

Refer to Table L for additional information.

Provision for Credit Losses - Loan Portfolios

(Unaudited)	Quarters ended
(In thousands)	31-Mar-25	31-Dec-24	31-Mar-24
Provision for credit losses - loan portfolios:
BPPR	$52,690	$67,088	$61,008
Popular U.S.	12,528	2,041	11,378

Total provision for credit losses - loan portfolios	$65,218	$69,129	$72,386

Credit Quality by Segment

(Unaudited)
(Dollars in thousands)	Quarters ended
BPPR	31-Mar-25	31-Dec-24	31-Mar-24
Provision for credit losses - loan portfolios	$52,690	$67,088	$61,008
Net charge-offs	47,102	62,604	56,561
Total non-performing loans held-in-portfolio	262,006	292,091	298,594
Annualized net charge-offs to average loans held-in-portfolio	0.72%	0.97%	0.92%
Allowance / loans held-in-portfolio	2.59%	2.56%	2.62%
Allowance / non-performing loans held-in-portfolio	258.11%	229.61%	215.79%

	Quarters ended
Popular U.S.	31-Mar-25	31-Dec-24	31-Mar-24
Provision for credit losses (benefit) - loan portfolios	$12,528	$2,041	$11,378
Net charge-offs	2,001	4,829	5,639
Total non-performing loans held-in-portfolio	52,063	58,689	55,533
Annualized net charge-offs to average loans held-in-portfolio	0.07%	0.18%	0.21%
Allowance / loans held-in-portfolio	0.77%	0.69%	0.91%
Allowance / non-performing loans held-in-portfolio	164.96%	128.40%	171.47%

Financial Condition Highlights

(Unaudited)
(In thousands)	31-Mar-25	31-Dec-24	31-Mar-24
Cash and money market investments	$6,575,193	$6,800,586	$6,249,064
Investment securities	27,375,396	26,244,977	26,324,139
Loans	37,254,032	37,107,652	35,118,738
Total assets	74,038,606	73,045,383	70,936,939
Deposits	65,819,255	64,884,345	63,808,784
Borrowings	1,090,417	1,176,126	1,032,393
Total liabilities	68,238,911	67,432,317	65,759,625
Stockholders’ equity	5,799,695	5,613,066	5,177,314

Total assets amounted to $74.0 billion at March 31, 2025, an increase of $993.2 million from the fourth quarter of 2024, driven by:

•

an increase in securities available-for-sale (“AFS”) of $1.2 billion, mainly due to an increase in investments in U.S. Treasury securities and a decrease in the unrealized losses of AFS securities of $169.0 million, partially offset by maturities and principal paydowns; and

•

an increase in loans held-in-portfolio by $146.4 million, driven by an increase of $200.8 million in the PB segment across most portfolios, particularly commercial and construction loans, partially offset by a decrease of $54.4 million in the BPPR segment, mainly in the commercial portfolio, driven by certain large relationship prepayments during the first quarter of 2025;

partially offset by:

•	a decrease in money market investments of $185.9 million, mainly driven by the deployment of funds to purchase investments in U.S. Treasury securities and support loan origination; and

•

a decrease in securities held-to-maturity (“HTM”) of $109.4 million driven by maturities, partially offset by the amortization of $45.3 million of the discount related to U.S. Treasury securities previously reclassified from AFS to HTM.

Total liabilities increased by $806.6 million from the fourth quarter of 2024, driven by:

•

an increase of $934.9 million in deposits, driven primarily by an increase of approximately $763.5 million in NOW and money market deposits, on both retail and commercial accounts in BPPR and PB, coupled with an increase in P.R. public deposits of approximately $159.2 million. At quarter end, P.R. public deposits totaled $19.6 billion;

partially offset by:

•	a decrease in notes payable of $63.1 million, mainly driven by the maturity of long-term FHLB advances at both BPPR and PB of $37.0 million and $26.5 million, respectively; and

•	a decrease in other short-term borrowings of $25.0 million, due to lower FHLB advances in PB.

Stockholders’ equity increased by $186.6 million from the fourth quarter of 2024 mainly due to the quarter’s net income of $177.5 million, a decrease in net unrealized losses in the portfolio of AFS securities of $140.2 million and the amortization of unrealized losses from securities previously reclassified to HTM of $36.2 million, net of tax, partially offset by an increase in Treasury Stock of $117.6 million mainly due to common stock repurchases during the quarter and common and preferred dividends declared during the quarter of $48.8 million.

During the first quarter of 2025, Popular repurchased 1.3 million shares of common stock at an average price of $96.24. As of March 31, 2025, Popular has repurchased a total of 3.5 million shares of common stock for $339.6 million as part of its previously announced common stock repurchase authorization of up to $500 million.

Common Equity Tier 1 ratio (“CET1”), common equity per share and tangible book value per share were 16.11%, $83.75 and $72.02 respectively, at March 31, 2025, compared to 16.03%, $79.71 and $68.16, respectively, at December 31, 2024.

Refer to Table A for capital ratios.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those regarding Popular’s business, financial condition, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include, without limitation, the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes (including on our cost of deposits), our ability to attract deposits and grow our loan portfolio, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings, new regulatory requirements or accounting standards on the Corporation’s financial condition and results of operations, the occurrence of unforeseen or catastrophic events, such as extreme weather events, pandemics, man-made disasters or acts of violence or war, as well as actions taken by governmental authorities in response thereto, and the direct and indirect impact of such events on Popular, our customers, service providers and third parties. Other potential factors include Popular’s ability to successfully execute its transformation initiative, including, but not limited to, achieving projected earnings, efficiencies and return on tangible common equity and accurately anticipating costs and expenses associated therewith, imposition of additional or special FDIC assessments, or increases thereto, changes to regulatory capital, liquidity and resolution-related requirements applicable to financial institutions in response to recent developments affecting the banking sector, the impact of bank failures or adverse developments at other banks and related negative media coverage of the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks, and changes in and uncertainty regarding federal funding, tax and trade policies, and rulemaking, supervision, examination and enforcement priorities of the current federal administration. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Form 10-K for the year ended December 31, 2024 and our Form 10-Q for the quarter ended March 31, 2025 to be filed with the Securities and Exchange Commission. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

About Popular, Inc.

Popular, Inc. (NASDAQ: BPOP) is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. and British Virgin Islands. Popular also offers in Puerto Rico auto and equipment leasing and financing, broker-dealer and insurance services through specialized subsidiaries. In the mainland United States, Popular provides retail, mortgage and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

Conference Call

Popular will hold a conference call to discuss its financial results today, Wednesday, April 23, 2025 at 11:00 a.m. Eastern Time. The call will be broadcast live over the Internet and can be accessed through the Investor Relations section of the Corporation’s website: www.popular.com.

Listeners are recommended to go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call may also be accessed through a dial-in telephone number 1-833-470-1428 (Toll Free) or 1-404-975-4839 (Local). The dial-in access code is 225762.

A replay of the webcast will be archived in Popular’s website. A telephone replay will be available one hour after the end of the conference call through Friday, May 23, 2025. The replay dial in is: 1-866-813-9403 or 1-929-458-6194. The replay passcode is 685101.

An electronic version of this press release can be found at the Corporation’s website: www.popular.com.

Popular, Inc.

Financial Supplement to First Quarter 2025 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - For the quarter ended March 31, 2024 and December 31,2023

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - For the quarter ended March 31, 2024 and March 31,2023

Table F - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE [Left Blank]

Table G - Mortgage Banking Activities & Other Service Fees

Table H - Loans and Deposits

Table I - Loan Delinquency - PUERTO RICO OPERATIONS

Table J - Loan Delinquency - POPULAR U.S. OPERATIONS

Table K - Loan Delinquency - CONSOLIDATED

Table L - Non-Performing Assets

Table M - Activity in Non-Performing Loans

Table N - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table O - Allowance for Credit Losses - Loan Portfolios - CONSOLIDATED

Table P - Allowance for Credit Losses - Loan Portfolios - PUERTO RICO OPERATIONS

Table Q - Allowance for Credit Losses - Loan Portfolios - POPULAR U.S. OPERATIONS

Table R - Reconciliation to GAAP Financial Measures

POPULAR, INC.

Financial Supplement to First Quarter 2025 Earnings Release

Table A - Selected Ratios and Other Information

(Unaudited)

	Quarters ended
	31-Mar-25	31-Dec-24	31-Mar-24
Basic EPS	$2.56	$2.51	$1.43
Diluted EPS	$2.56	$2.51	$1.43
Average common shares outstanding	69,280,137	70,722,548	71,869,735
Average common shares outstanding - assuming dilution	69,307,681	70,740,958	71,966,803
Common shares outstanding at end of period	68,984,148	70,141,291	72,284,875
Market value per common share	$92.37	$94.06	$88.09
Market capitalization - (In millions)	$6,372	$6,597	$6,368
Return on average assets	0.96%	0.97%	0.57%
Return on average common equity	10.07%	9.94%	6.07%
Net interest margin (non-taxable equivalent basis)	3.40%	3.35%	3.16%
Net interest margin (taxable equivalent basis) -non-GAAP	3.73%	3.62%	3.38%
Common equity per share	$83.75	$79.71	$71.32
Tangible common book value per common share (non-GAAP) [1]	$72.02	$68.16	$60.06
Tangible common equity to tangible assets (non-GAAP) [1]	6.78%	6.62%	6.19%
Return on average tangible common equity [1]	11.36%	11.22%	6.90%
Tier 1 capital	16.16%	16.08%	16.42%
Total capital	17.91%	17.83%	18.19%
Tier 1 leverage	8.50%	8.66%	8.45%
Common Equity Tier 1 capital	16.11%	16.03%	16.36%

[1]	Refer to Table R for reconciliation to GAAP financial measures.

POPULAR, INC.

Financial Supplement to First Quarter 2025 Earnings Release

Table B - Consolidated Statement of Operations

(Unaudited)

	Quarters ended		Variance	Quarter ended	Variance
(In thousands, except per share information)	31-Mar-25	31-Dec-24	Q1 2025 vs. Q4 2024	31-Mar-24	Q1 2025 vs. Q1 2024
Interest income:
Loans	$666,673	$673,858	$(7,185)	$638,730	$27,943
Money market investments	70,166	79,302	(9,136)	88,516	(18,350)
Investment securities	180,159	166,607	13,552	166,895	13,264

Total interest income	916,998	919,767	(2,769)	894,141	22,857

Interest expense:
Deposits	297,863	315,701	(17,838)	329,496	(31,633)
Short-term borrowings	1,426	928	498	1,192	234
Long-term debt	12,112	12,379	(267)	12,709	(597)

Total interest expense	311,401	329,008	(17,607)	343,397	(31,996)

Net interest income	605,597	590,759	14,838	550,744	54,853
Provision for credit losses	64,081	66,102	(2,021)	72,598	(8,517)

Net interest income after provision for credit losses	541,516	524,657	16,859	478,146	63,370

Service charges on deposit accounts	39,054	38,060	994	37,442	1,612
Other service fees	94,508	99,350	(4,842)	94,272	236
Mortgage banking activities	3,689	6,306	(2,617)	4,360	(671)
Net (loss) gain, including impairment, on equity securities	(414)	(2,459)	2,045	1,103	(1,517)
Net gain (loss) on trading account debt securities	520	(10)	530	361	159
Net gain on sale of loans, including valuation adjustments on loans held-for-sale	—	440	(440)	—	—
Adjustments to indemnity reserves on loans sold	173	483	(310)	(237)	410
Other operating income	14,531	22,533	(8,002)	26,517	(11,986)

Total non-interest income	152,061	164,703	(12,642)	163,818	(11,757)

Operating expenses:
Personnel costs
Salaries	130,950	135,793	(4,843)	129,384	1,566
Commissions, incentives and other bonuses	37,986	30,494	7,492	38,611	(625)
Pension, postretirement and medical insurance	14,566	17,794	(3,228)	17,385	(2,819)
Other personnel costs, including payroll taxes	29,211	21,713	7,498	29,997	(786)

Total personnel costs	212,713	205,794	6,919	215,377	(2,664)
Net occupancy expenses	27,218	27,666	(448)	28,041	(823)
Equipment expenses	5,302	4,846	456	9,567	(4,265)
Other taxes	18,725	18,581	144	14,375	4,350
Professional fees	26,825	32,452	(5,627)	28,918	(2,093)
Technology and software expenses	83,668	81,395	2,273	79,462	4,206
Processing and transactional services
Credit and debit cards	12,926	11,657	1,269	12,144	782
Other processing and transactional services	24,855	23,410	1,445	22,050	2,805

Total processing and transactional services	37,781	35,067	2,714	34,194	3,587
Communications	4,904	4,756	148	4,557	347
Business promotion
Rewards and customer loyalty programs	16,365	16,778	(413)	14,056	2,309
Other business promotion	7,310	13,077	(5,767)	6,933	377

Total business promotion	23,675	29,855	(6,180)	20,989	2,686
Deposit insurance	10,035	9,725	310	23,887	(13,852)
Other real estate owned (OREO) expense (income)	(3,330)	(4,379)	1,049	(5,321)	1,991

Other operating expenses
Operational losses	6,138	6,047	91	3,561	2,577
All other	16,761	15,117	1,644	24,711	(7,950)

Total other operating expenses	22,899	21,164	1,735	28,272	(5,373)
Amortization of intangibles	597	705	(108)	795	(198)

Total operating expenses	471,012	467,627	3,385	483,113	(12,101)

Income before income tax	222,565	221,733	832	158,851	63,714
Income tax expense	45,063	43,916	1,147	55,568	(10,505)

Net income	$177,502	$177,817	$(315)	$103,283	$74,219

Net income applicable to common stock	$177,149	$177,464	$(315)	$102,930	$74,219

Net income per common share - basic	$2.56	$2.51	$0.05	$1.43	$1.13

Net income per common share - diluted	$2.56	$2.51	$0.05	$1.43	$1.13

Dividends Declared per Common Share	$0.70	$0.70	$—	$0.62	$0.08

Popular, Inc.

Financial Supplement to First Quarter 2025 Earnings Release

Table C - Consolidated Statement of Financial Condition

(Unaudited)

(In thousands)	31-Mar-25	31-Dec-24	31-Mar-24	Variance Q1 2025 vs. Q4 2024
Assets:
Cash and due from banks	$380,165	$419,638	$320,486	$(39,473)
Money market investments	6,195,028	6,380,948	5,928,578	(185,920)
Trading account debt securities, at fair value	28,477	32,831	27,308	(4,354)
Debt securities available-for-sale, at fair value	19,493,180	18,245,903	18,017,924	1,247,277
Less: Allowance for credit losses	—	—	500	—

Debt securities available-for-sale, net	19,493,180	18,245,903	18,017,424	1,247,277
Debt securities held-to-maturity, at amortized cost	7,648,718	7,758,077	8,083,160	(109,359)
Less: Allowance for credit losses	5,481	5,317	5,731	164

Debt securities held-to-maturity, net	7,643,237	7,752,760	8,077,429	(109,523)

Equity securities	205,021	208,166	195,747	(3,145)
Loans held-for-sale, at lower of cost or fair value	5,077	5,423	5,352	(346)
Loans held-in-portfolio	37,675,070	37,522,995	35,486,161	152,075
Less: Unearned income	421,038	415,343	367,423	5,695
Allowance for credit losses	762,148	746,024	739,544	16,124

Total loans held-in-portfolio, net	36,491,884	36,361,628	34,379,194	130,256

Premises and equipment, net	625,237	601,787	588,708	23,450
Other real estate	52,114	57,268	80,542	(5,154)
Accrued income receivable	262,720	263,389	266,908	(669)
Mortgage servicing rights, at fair value	104,743	108,103	114,964	(3,360)
Other assets	1,742,540	1,797,759	2,120,902	(55,219)
Goodwill	802,954	802,954	804,428	—
Other intangible assets	6,229	6,826	8,969	(597)

Total assets	$74,038,606	$73,045,383	$70,936,939	$993,223

Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$15,160,801	$15,139,555	$15,492,050	$21,246
Interest bearing	50,658,454	49,744,790	48,316,734	913,664

Total deposits	65,819,255	64,884,345	63,808,784	934,910

Assets sold under agreements to repurchase	57,268	54,833	66,090	2,435
Other short-term borrowings	200,000	225,000	—	(25,000)
Notes payable	833,149	896,293	966,303	(63,144)
Other liabilities	1,329,239	1,371,846	918,448	(42,607)

Total liabilities	68,238,911	67,432,317	65,759,625	806,594

Stockholders’ equity:
Preferred stock	22,143	22,143	22,143	—
Common stock	1,049	1,048	1,048	1
Surplus	4,912,886	4,908,693	4,847,466	4,193
Retained earnings	4,699,697	4,570,957	4,253,030	128,740
Treasury stock	(2,346,093)	(2,228,535)	(2,013,187)	(117,558)
Accumulated other comprehensive loss, net of tax	(1,489,987)	(1,661,240)	(1,933,186)	171,253

Total stockholders’ equity	5,799,695	5,613,066	5,177,314	186,629

Total liabilities and stockholders’ equity	$74,038,606	$73,045,383	$70,936,939	$993,223

Popular, Inc.

Financial Supplement to First Quarter 2025 Earnings Release

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP)

For the quarters ended March 31, 2025 and December 31, 2024

(Unaudited)

Average Volume			Average Yields / Costs				Interest			Variance Attributable to
31-Mar-25	31-Dec-24	Variance	31-Mar-25	31-Dec-24	Variance		31-Mar-25	31-Dec-24	Variance	Rate	Volume
(In millions)							(In thousands)
$6,379	$6,571	$(192)	4.46%	4.80%	(0.34)%	Money market investments	$70,166	$79,301	$(9,135)	$(6,874)	$(2,261)
28,415	27,015	1,400	3.14	2.92	0.22	Investment securities [1]	220,435	198,116	22,319	10,529	11,790
31	32	(1)	5.82	5.82	—	Trading securities	440	470	(30)	(9)	(21)

34,825	33,618	1,207	3.38	3.29	0.09	Total money market, investment and trading securities	291,041	277,887	13,154	3,646	9,508

						Loans:
18,489	18,297	192	6.71	6.84	(0.13)	Commercial	305,968	314,615	(8,647)	(11,933)	3,286
1,309	1,204	105	8.11	8.38	(0.27)	Construction	26,190	25,352	838	(1,319)	2,157
1,930	1,898	32	7.14	7.03	0.11	Leasing	34,444	33,361	1,083	517	566
8,168	8,039	129	5.82	5.78	0.04	Mortgage	118,917	116,254	2,663	786	1,877
3,203	3,218	(15)	14.04	13.79	0.25	Consumer	110,859	111,538	(679)	(159)	(520)
3,907	3,908	(1)	9.12	9.02	0.10	Auto	87,850	88,564	(714)	(695)	(19)

37,006	36,564	442	7.48	7.51	(0.03)	Total loans	684,228	689,684	(5,456)	(12,803)	7,347

$71,831	$70,182	$1,649	5.49%	5.49%	—%	Total earning assets	$975,269	$967,571	$7,698	$(9,157)	$16,855

						Interest bearing deposits:
$27,543	$25,954	$1,589	2.87%	3.21%	(0.34)%	NOW and money market [2]	$194,610	$209,227	$(14,617)	$(20,633)	$6,016
14,510	14,246	264	0.87	0.88	(0.01)	Savings	31,304	31,341	(37)	(1,226)	1,189
9,123	8,978	145	3.20	3.33	(0.13)	Time deposits	71,949	75,133	(3,184)	(4,409)	1,225

51,176	49,178	1,998	2.36	2.55	(0.19)	Total interest bearing deposits	297,863	315,701	(17,838)	(26,268)	8,430

14,682	15,034	(352)				Non-interest bearing demand deposits

65,858	64,212	1,646	1.83	1.96	(0.13)	Total deposits	297,863	315,701	(17,838)	(26,268)	8,430

121	73	48	4.77	5.09	(0.32)	Short-term borrowings	1,426	928	498	(89)	587
862	923	(61)	5.66	5.39	0.27	Other medium and long-term debt	12,112	12,379	(267)	96	(363)

52,159	50,174	1,985	2.42	2.61	(0.19)	Total interest bearing liabilities (excluding demand deposits)	311,401	329,008	(17,607)	(26,261)	8,654

4,990	4,974	16				Other sources of funds

$71,831	$70,182	$1,649	1.76%	1.87%	(0.11)%	Total source of funds	311,401	329,008	(17,607)	(26,261)	8,654

			3.73%	3.62%	0.11%	Net interest margin/income on a taxable equivalent basis (Non-GAAP)	663,868	638,563	25,305	$17,104	$8,201

			3.07%	2.88%	0.19%	Net interest spread

						Taxable equivalent adjustment	58,271	47,804	10,467

			3.40%	3.35%	0.05%	Net interest margin/income non-taxable equivalent basis (GAAP)	$605,597	$590,759	$14,838

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.
[2]	Includes interest bearing demand deposits corresponding to certain government entities in Puerto Rico.

Popular, Inc.

Financial Supplement to First Quarter 2025 Earnings Release

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP)

For the quarters ended March 31, 2025 and March 31, 2024

(Unaudited)

Average Volume			Average Yields / Costs				Interest			Variance Attributable to
31-Mar-25	31-Mar-24	Variance	31-Mar-25	31-Mar-24	Variance		31-Mar-25	31-Mar-24	Variance	Rate	Volume
(In millions)							(In thousands)
$6,379	$6,484	$(105)	4.46%	5.49%	(1.03)%	Money market investments	$70,166	$88,516	$(18,350)	$(16,944)	$(1,406)
28,415	28,308	107	3.14	2.71	0.43	Investment securities [1]	220,435	191,103	29,332	27,299	2,033
31	33	(2)	5.82	3.75	2.07	Trading securities	440	311	129	156	(27)

34,825	34,825	—	3.38	3.23	0.15	Total money market, investment and trading securities	291,041	279,930	11,111	10,511	600

						Loans:
18,489	17,613	876	6.71	6.84	(0.13)	Commercial	305,968	299,504	6,464	(8,172)	14,636
1,309	992	317	8.11	8.96	(0.85)	Construction	26,190	22,100	4,090	(2,429)	6,519
1,930	1,742	188	7.14	6.74	0.40	Leasing	34,444	29,353	5,091	1,813	3,278
8,168	7,723	445	5.82	5.62	0.20	Mortgage	118,917	108,543	10,374	3,985	6,389
3,203	3,227	(24)	14.04	13.90	0.14	Consumer	110,859	111,490	(631)	(196)	(435)
3,907	3,763	144	9.12	8.77	0.35	Auto	87,850	82,054	5,796	2,598	3,198

37,006	35,060	1,946	7.48	7.48	—	Total loans	684,228	653,044	31,184	(2,401)	33,585

$71,831	$69,885	$1,946	5.49%	5.36%	0.13%	Total earning assets	$975,269	$932,974	$42,295	$8,110	$34,185

						Interest bearing deposits:
$27,543	$25,703	$1,840	2.87%	3.63%	(0.76)%	NOW and money market [2]	$194,610	$232,129	$(37,519)	$(48,544)	$11,025
14,510	14,700	(190)	0.87	0.93	(0.06)	Savings	31,304	34,171	(2,867)	(2,429)	(438)
9,123	8,547	576	3.20	2.97	0.23	Time deposits	71,949	63,196	8,753	3,384	5,369

51,176	48,950	2,226	2.36	2.71	(0.35)	Total interest bearing deposits	297,863	329,496	(31,633)	(47,589)	15,956

14,682	15,083	(401)				Non-interest bearing demand deposits

65,858	64,033	1,825	1.83	2.07	(0.24)	Total deposits	297,863	329,496	(31,633)	(47,589)	15,956

121	84	37	4.77	5.70	(0.93)	Short-term borrowings	1,426	1,192	234	(198)	432
862	998	(136)	5.66	5.13	0.53	Other medium and long-term debt	12,112	12,709	(597)	47	(644)

52,159	50,032	2,127	2.42	2.76	(0.34)	Total interest bearing liabilities (excluding demand deposits)	311,401	343,397	(31,996)	(47,740)	15,744

4,990	4,770	220				Other sources of funds

$71,831	$69,885	$1,946	1.76%	1.98%	(0.22)%	Total source of funds	311,401	343,397	(31,996)	(47,740)	15,744

			3.73%	3.38%	0.36%	Net interest margin/income on a taxable equivalent basis (Non-GAAP)	663,868	589,577	74,291	$55,850	$18,441

			3.07%	2.60%	0.47%	Net interest spread

						Taxable equivalent adjustment	58,271	38,833	19,438

			3.40%	3.16%	0.24%	Net interest margin/income non-taxable equivalent basis (GAAP)	$605,597	$550,744	$54,853

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.
[2]	Includes interest bearing demand deposits corresponding to certain government entities in Puerto Rico.

Popular, Inc.

Financial Supplement to First Quarter 2025 Earnings Release

Table F – Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE

[THIS PAGE INTENTIONALLY LEFT BLANK]

Popular, Inc.

Financial Supplement to First Quarter 2025 Earnings Release

Table G - Mortgage Banking Activities and Other Service Fees

(Unaudited)

Mortgage Banking Activities

	Quarters ended			Variance
(In thousands)	31-Mar-25	31-Dec-24	31-Mar-24	Q1 2025 vs.Q4 2024	Q1 2025 vs.Q1 2024
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$7,168	$7,315	$7,751	$(147)	$(583)
Mortgage servicing rights fair value adjustments	(3,570)	(1,090)	(3,439)	(2,480)	(131)

Total mortgage servicing fees, net of fair value adjustments	3,598	6,225	4,312	(2,627)	(714)

Net gain (loss) on sale of loans, including valuation on loans held-for-sale	193	(79)	74	272	119

Trading account (loss) profit:
Unrealized (loss) gains on outstanding derivative positions	(87)	72	101	(159)	(188)
Realized gains on closed derivative positions	1	99	3	(98)	(2)

Total trading account (loss) profit	(86)	171	104	(257)	(190)

Losses on repurchased loans, including interest advances	(16)	(11)	(130)	(5)	114

Total mortgage banking activities	$3,689	$6,306	$4,360	$(2,617)	$(671)

Other Service Fees

	Quarters ended			Variance
(In thousands)	31-Mar-25	31-Dec-24	31-Mar-24	Q1 2025 vs.Q4 2024	Q1 2025 vs.Q1 2024
Other service fees:
Debit card fees [1]	$26,432	$26,903	$25,534	$(471)	$898
Insurance fees	11,309	14,619	14,689	(3,310)	(3,380)
Credit card fees [1]	30,130	30,803	29,567	(673)	563
Sale and administration of investment products	8,973	9,549	7,427	(576)	1,546
Trust fees	6,300	6,635	6,707	(335)	(407)
Other fees	11,364	10,841	10,348	523	1,016

Total other service fees	$94,508	$99,350	$94,272	$(4,842)	$236

[1]

Effective in the third quarter of 2024, the Corporation is reclassifying certain interchange fees, which were previously included jointly with credit card fees from common network activity, as debit card fees. Interchange fees amounting to $11.3 million were reclassified for the first quarter of 2024.

Popular, Inc.

Financial Supplement to First Quarter 2025 Earnings Release

Table H - Consolidated Loans and Deposits

(Unaudited)

Loans - Ending Balances

				Variance
(Dollars in thousands)	31-Mar-25	31-Dec-24	31-Mar-24	Q1 2025 vs.Q4 2024	% of Change	Q1 2025 vs.Q1 2024	% of Change
Loans held-in-portfolio:
Commercial
Commercial multi-family	$2,374,915	$2,399,620	$2,384,635	$(24,705)	(1.03%)	$(9,720)	(0.41%)
Commercial real estate non-owner occupied	5,540,603	5,363,235	5,057,059	177,368	3.31%	483,544	9.56%
Commercial real estate owner occupied	2,956,559	3,157,746	3,117,844	(201,187)	(6.37%)	(161,285)	(5.17%)
Commercial and industrial	7,693,523	7,741,562	7,025,483	(48,039)	(0.62%)	668,040	9.51%
Total Commercial	18,565,600	18,662,163	17,585,021	(96,563)	(0.52%)	980,579	5.58%
Construction	1,358,979	1,263,792	1,009,303	95,187	7.53%	349,676	34.65%
Leasing	1,949,705	1,925,405	1,765,413	24,300	1.26%	184,292	10.44%
Mortgage	8,273,753	8,114,183	7,783,662	159,570	1.97%	490,091	6.30%
Consumer
Credit cards	1,187,777	1,218,079	1,142,153	(30,302)	(2.49%)	45,624	3.99%
Home equity lines of credit	77,109	73,571	66,717	3,538	4.81%	10,392	15.58%
Personal	1,850,023	1,855,244	1,897,010	(5,221)	(0.28%)	(46,987)	(2.48%)
Auto	3,820,242	3,823,437	3,706,854	(3,195)	(0.08%)	113,388	3.06%
Other	170,844	171,778	162,605	(934)	(0.54%)	8,239	5.07%
Total Consumer	7,105,995	7,142,109	6,975,339	(36,114)	(0.51%)	130,656	1.87%

Total loans held-in-portfolio	$37,254,032	$37,107,652	$35,118,738	$146,380	0.39%	$2,135,294	6.08%
Loans held-for-sale:
Mortgage	$5,077	$5,423	$5,352	$(346)	(6.38%)	$(275)	(5.14%)

Total loans held-for-sale	$5,077	$5,423	$5,352	$(346)	(6.38%)	$(275)	(5.14%)

Total loans	$37,259,109	$37,113,075	$35,124,090	$146,034	0.39%	$2,135,019	6.08%

Deposits - Ending Balances

				Variance
(In thousands)	31-Mar-25	31-Dec-24	31-Mar-24	Q1 2025 vs. Q4 2024	% of Change	Q1 2025 vs.Q1 2024	% of Change
Deposits excluding P.R. public deposits:
Demand deposits	$15,160,801	$15,139,555	$15,492,050	$21,246	0.14%	$(331,249)	(2.14%)
Savings, NOW and money market deposits (non-brokered)	21,855,151	21,177,506	21,633,607	677,645	3.20%	221,544	1.02%
Savings, NOW and money market deposits (brokered)	822,065	736,225	727,794	85,840	11.66%	94,271	12.95%
Time deposits (non-brokered)	7,545,252	7,476,924	7,030,367	68,328	0.91%	514,885	7.32%
Time deposits (brokered CDs)	813,326	890,704	904,613	(77,378)	(8.69%)	(91,287)	(10.09%)

Sub-total deposits excluding P.R. public deposits	46,196,595	45,420,914	45,788,431	775,681	1.71%	408,164	0.89%

P.R. public deposits:
Demand deposits [1]	11,157,254	11,730,273	10,981,317	(573,019)	(4.88%)	175,937	1.60%
Savings, NOW and money market deposits (non-brokered)	7,655,847	7,087,904	6,218,944	567,943	8.01%	1,436,903	23.11%
Time deposits (non-brokered)	809,559	645,254	820,092	164,305	25.46%	(10,533)	(1.28%)

Sub-total P.R. public deposits	19,622,660	19,463,431	18,020,353	159,229	0.82%	1,602,307	8.89%

Total deposits	$65,819,255	$64,884,345	$63,808,784	$934,910	1.44%	$2,010,471	3.15%

[1]	Includes interest bearing demand deposits.

Popular, Inc.

Financial Supplement to First Quarter 2025 Earnings Release

Table I - Loan Delinquency -BPPR Operations

(Unaudited)

31-Mar-25
BPPR
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$3,387	$112	$73	$3,572	$304,739	$308,311	$73	$—
Commercial real estate:
Non-owner occupied	3,045	74	6,306	9,425	3,304,377	3,313,802	6,306	—
Owner occupied	7,512	141	26,891	34,544	1,168,868	1,203,412	26,891	—
Commercial and industrial	4,637	2,871	13,089	20,597	5,227,961	5,248,558	9,327	3,762
Construction	6,498	—	—	6,498	223,705	230,203	—	—
Mortgage	249,712	105,166	333,557	688,435	6,257,507	6,945,942	148,506	185,051
Leasing	19,178	5,192	8,895	33,265	1,916,440	1,949,705	8,895	—
Consumer:
Credit cards	13,365	10,555	30,506	54,426	1,133,352	1,187,778	—	30,506
Home equity lines of credit	—	—	18	18	2,039	2,057	—	18
Personal	19,246	11,174	18,251	48,671	1,707,204	1,755,875	18,251	—
Auto	78,743	15,893	41,784	136,420	3,683,822	3,820,242	41,784	—
Other	2,686	144	2,307	5,137	153,586	158,723	1,973	334

Total	$408,009	$151,322	$481,677	$1,041,008	$25,083,600	$26,124,608	$262,006	$219,671

31-Dec-24
BPPR
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$1,491	$113	$79	$1,683	$306,318	$308,001	$79	$—
Commercial real estate:
Non-owner occupied	3,103	586	6,429	10,118	3,236,385	3,246,503	6,429	—
Owner occupied	11,054	808	25,258	37,120	1,338,791	1,375,911	25,258	—
Commercial and industrial	5,738	2,712	23,895	32,345	5,314,549	5,346,894	19,335	4,560
Construction	1,039	—	—	1,039	211,251	212,290	—	—
Mortgage	262,222	116,694	365,759	744,675	6,065,206	6,809,881	158,442	207,317
Leasing	23,991	6,062	9,588	39,641	1,885,764	1,925,405	9,588	—
Consumer:
Credit cards	17,399	11,719	29,960	59,078	1,158,975	1,218,053	—	29,960
Home equity lines of credit	16	129	—	145	1,895	2,040	—	—
Personal	19,503	13,005	20,269	52,777	1,697,600	1,750,377	20,269	—
Auto	111,358	27,858	51,792	191,008	3,632,429	3,823,437	51,792	—
Other	1,816	277	1,312	3,405	156,824	160,229	899	413

Total	$458,730	$179,963	$534,341	$1,173,034	$25,005,987	$26,179,021	$292,091	$242,250

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$1,896	$(1)	$(6)	$1,889	$(1,579)	$310	$(6)	$—
Commercial real estate:
Non-owner occupied	(58)	(512)	(123)	(693)	67,992	67,299	(123)	—
Owner occupied	(3,542)	(667)	1,633	(2,576)	(169,923)	(172,499)	1,633	—
Commercial and industrial	(1,101)	159	(10,806)	(11,748)	(86,588)	(98,336)	(10,008)	(798)
Construction	5,459	—	—	5,459	12,454	17,913	—	—
Mortgage	(12,510)	(11,528)	(32,202)	(56,240)	192,301	136,061	(9,936)	(22,266)
Leasing	(4,813)	(870)	(693)	(6,376)	30,676	24,300	(693)	—
Consumer:
Credit cards	(4,034)	(1,164)	546	(4,652)	(25,623)	(30,275)	—	546
Home equity lines of credit	(16)	(129)	18	(127)	144	17	—	18
Personal	(257)	(1,831)	(2,018)	(4,106)	9,604	5,498	(2,018)	—
Auto	(32,615)	(11,965)	(10,008)	(54,588)	51,393	(3,195)	(10,008)	—
Other	870	(133)	995	1,732	(3,238)	(1,506)	1,074	(79)

Total	$(50,721)	$(28,641)	$(52,664)	$(132,026)	$77,613	$(54,413)	$(30,085)	$(22,579)

Popular, Inc.

Financial Supplement to First Quarter 2025 Earnings Release

Table J - Loan Delinquency - Popular U.S. Operations

(Unaudited)

31-Mar-25
Popular U.S.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$1,858	$—	$8,700	$10,558	$2,056,046	$2,066,604	$8,700	$—
Commercial real estate:
Non-owner occupied	768	—	7,886	8,654	2,218,147	2,226,801	7,886	—
Owner occupied	—	—	231	231	1,752,916	1,753,147	231	—
Commercial and industrial	7,724	733	879	9,336	2,435,629	2,444,965	690	189
Construction	—	—	—	—	1,128,776	1,128,776	—	—
Mortgage	29,944	1,604	29,087	60,635	1,267,176	1,327,811	29,087	—
Consumer:
Credit cards	—	—	—	—	(1)	(1)	—	—
Home equity lines of credit	1,851	973	3,430	6,254	68,798	75,052	3,430	—
Personal	1,381	781	2,034	4,196	89,952	94,148	2,034	—
Other	1	—	5	6	12,115	12,121	5	—

Total	$43,527	$4,091	$52,252	$99,870	$11,029,554	$11,129,424	$52,063	$189

31-Dec-24
Popular U.S.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$—	$5,443	$8,700	$14,143	$2,077,476	$2,091,619	$8,700	$—
Commercial real estate:
Non-owner occupied	6,792	—	8,015	14,807	2,101,925	2,116,732	8,015	—
Owner occupied	—	—	5,191	5,191	1,776,644	1,781,835	5,191	—
Commercial and industrial	10,336	5,323	1,938	17,597	2,377,071	2,394,668	1,748	190
Construction	—	—	—	—	1,051,502	1,051,502	—	—
Mortgage	18,148	5,417	29,890	53,455	1,250,847	1,304,302	29,890	—
Consumer:
Credit cards	—	—	—	—	26	26	—	—
Home equity lines of credit	530	986	3,393	4,909	66,622	71,531	3,393	—
Personal	1,808	1,509	1,741	5,058	99,809	104,867	1,741	—
Other	514	—	11	525	11,024	11,549	11	—

Total	$38,128	$18,678	$58,879	$115,685	$10,812,946	$10,928,631	$58,689	$190

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$1,858	$(5,443)	$—	$(3,585)	$(21,430)	$(25,015)	$—	$—
Commercial real estate:
Non-owner occupied	(6,024)	—	(129)	(6,153)	116,222	110,069	(129)	—
Owner occupied	—	—	(4,960)	(4,960)	(23,728)	(28,688)	(4,960)	—
Commercial and industrial	(2,612)	(4,590)	(1,059)	(8,261)	58,558	50,297	(1,058)	(1)
Construction	—	—	—	—	77,274	77,274	—	—
Mortgage	11,796	(3,813)	(803)	7,180	16,329	23,509	(803)	—
Consumer:
Credit cards	—	—	—	—	(27)	(27)	—	—
Home equity lines of credit	1,321	(13)	37	1,345	2,176	3,521	37	—
Personal	(427)	(728)	293	(862)	(9,857)	(10,719)	293	—
Other	(513)	—	(6)	(519)	1,091	572	(6)	—

Total	$5,399	$(14,587)	$(6,627)	$(15,815)	$216,608	$200,793	$(6,626)	$(1)

Popular, Inc.

Financial Supplement to First Quarter 2025 Earnings Release

Table K - Loan Delinquency - Consolidated

(Unaudited)

31-Mar-25
Popular, Inc.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$5,245	$112	$8,773	$14,130	$2,360,785	$2,374,915	$8,773	$—
Commercial real estate:
Non-owner occupied	3,813	74	14,192	18,079	5,522,524	5,540,603	14,192	—
Owner occupied	7,512	141	27,122	34,775	2,921,784	2,956,559	27,122	—
Commercial and industrial	12,361	3,604	13,968	29,933	7,663,590	7,693,523	10,017	3,951
Construction	6,498	—	—	6,498	1,352,481	1,358,979	—	—
Mortgage	279,656	106,770	362,644	749,070	7,524,683	8,273,753	177,593	185,051
Leasing	19,178	5,192	8,895	33,265	1,916,440	1,949,705	8,895	—
Consumer:
Credit cards	13,365	10,555	30,506	54,426	1,133,351	1,187,777	—	30,506
Home equity lines of credit	1,851	973	3,448	6,272	70,837	77,109	3,430	18
Personal	20,627	11,955	20,285	52,867	1,797,156	1,850,023	20,285	—
Auto	78,743	15,893	41,784	136,420	3,683,822	3,820,242	41,784	—
Other	2,687	144	2,312	5,143	165,701	170,844	1,978	334

Total	$451,536	$155,413	$533,929	$1,140,878	$36,113,154	$37,254,032	$314,069	$219,860

31-Dec-24
Popular, Inc.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$1,491	$5,556	$8,779	$15,826	$2,383,794	$2,399,620	$8,779	$—
Commercial real estate:
Non-owner occupied	9,895	586	14,444	24,925	5,338,310	5,363,235	14,444	—
Owner occupied	11,054	808	30,449	42,311	3,115,435	3,157,746	30,449	—
Commercial and industrial	16,074	8,035	25,833	49,942	7,691,620	7,741,562	21,083	4,750
Construction	1,039	—	—	1,039	1,262,753	1,263,792	—	—
Mortgage	280,370	122,111	395,649	798,130	7,316,053	8,114,183	188,332	207,317
Leasing	23,991	6,062	9,588	39,641	1,885,764	1,925,405	9,588	—
Consumer:
Credit cards	17,399	11,719	29,960	59,078	1,159,001	1,218,079	—	29,960
Home equity lines of credit	546	1,115	3,393	5,054	68,517	73,571	3,393	—
Personal	21,311	14,514	22,010	57,835	1,797,409	1,855,244	22,010	—
Auto	111,358	27,858	51,792	191,008	3,632,429	3,823,437	51,792	—
Other	2,330	277	1,323	3,930	167,848	171,778	910	413

Total	$496,858	$198,641	$593,220	$1,288,719	$35,818,933	$37,107,652	$350,780	$242,440

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$3,754	$(5,444)	$(6)	$(1,696)	$(23,009)	$(24,705)	$(6)	$—
Commercial real estate:
Non-owner occupied	(6,082)	(512)	(252)	(6,846)	184,214	177,368	(252)	—
Owner occupied	(3,542)	(667)	(3,327)	(7,536)	(193,651)	(201,187)	(3,327)	—
Commercial and industrial	(3,713)	(4,431)	(11,865)	(20,009)	(28,030)	(48,039)	(11,066)	(799)
Construction	5,459	—	—	5,459	89,728	95,187	—	—
Mortgage	(714)	(15,341)	(33,005)	(49,060)	208,630	159,570	(10,739)	(22,266)
Leasing	(4,813)	(870)	(693)	(6,376)	30,676	24,300	(693)	—
Consumer:
Credit cards	(4,034)	(1,164)	546	(4,652)	(25,650)	(30,302)	—	546
Home equity lines of credit	1,305	(142)	55	1,218	2,320	3,538	37	18
Personal	(684)	(2,559)	(1,725)	(4,968)	(253)	(5,221)	(1,725)	—
Auto	(32,615)	(11,965)	(10,008)	(54,588)	51,393	(3,195)	(10,008)	—
Other	357	(133)	989	1,213	(2,147)	(934)	1,068	(79)

Total	$(45,322)	$(43,228)	$(59,291)	$(147,841)	$294,221	$146,380	$(36,711)	$(22,580)

Popular, Inc.

Financial Supplement to First Quarter 2025 Earnings Release

Table L - Non-Performing Assets

(Unaudited)

							Variance
(In thousands)	31-Mar-25	As a % of loans HIP by category	31-Dec-24	As a % of loans HIP by category	31-Mar-24	As a % of loans HIP by category	Q1 2025 vs. Q4 2024	Q1 2025 vs. Q1 2024
Non-accrual loans:
Commercial
Commercial multi-family	$8,773	0.4%	$8,779	0.4%	$8,806	0.4%	$(6)	$(33)
Commercial real estate non-owner occupied	14,192	0.3	14,444	0.3	10,329	0.2	(252)	3,863
Commercial real estate owner occupied	27,122	0.9	30,449	1.0	30,001	1.0	(3,327)	(2,879)
Commercial and industrial	10,017	0.1	21,083	0.3	35,594	0.5	(11,066)	(25,577)
Total Commercial	60,104	0.3	74,755	0.4	84,730	0.5	(14,651)	(24,626)
Leasing	8,895	0.5	9,588	0.5	7,267	0.4	(693)	1,628
Mortgage	177,593	2.1	188,332	2.3	194,544	2.5	(10,739)	(16,951)
Consumer
Home equity lines of credit	3,430	4.4	3,393	4.6	3,986	6.0	37	(556)
Personal	20,285	1.1	22,010	1.2	21,160	1.1	(1,725)	(875)
Auto	41,784	1.1	51,792	1.4	41,807	1.1	(10,008)	(23)
Other	1,978	1.2	910	0.5	633	0.4	1,068	1,345
Total Consumer	67,477	0.9	78,105	1.1	67,586	1.0	(10,628)	(109)

Total non-performing loans held-in-portfolio	314,069	0.8%	350,780	0.9%	354,127	1.0%	(36,711)	(40,058)
Other real estate owned (“OREO”)	52,114		57,268		80,542		(5,154)	(28,428)

Total non-performing assets [1]	$366,183		$408,048		$434,669		$(41,865)	$(68,486)

Accruing loans past due 90 days or more [2]	$219,860		$242,440		$247,542		$(22,580)	$(27,682)

Ratios:
Non-performing assets to total assets	0.49%		0.56%		0.61%
Non-performing loans held-in-portfolio to loans held-in-portfolio	0.84		0.95		1.01
Allowance for credit losses to loans held-in-portfolio	2.05		2.01		2.11
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	242.67		212.68		208.84

[1]	There were no non-performing loans held-for-sale as of March 31, 2025, December 31, 2024 and March 31, 2024.
[2]

It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured. The balance of these loans includes $7 million at March 31, 2025, related to the rebooking of loans previously pooled into GNMA securities, in which the Corporation had a buy-back option as further described below (December 31, 2024 - $9 million; March 31, 2024 - $10 million). Under the GNMA program, issuers such as BPPR have the option but not the obligation to repurchase loans that are 90 days or more past due. For accounting purposes, these loans subject to the repurchase option are required to be reflected (rebooked) on the financial statements of BPPR with an offsetting liability. These balances include $57 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of March 31, 2025 (December 31, 2024 - $65 million; March 31, 2024 - $93 million). Furthermore, the Corporation has approximately $30 million reverse mortgage loans which are guaranteed by FHA, but which are currently not accruing interest in this period. Due to the guaranteed nature of the loans, it is the Corporation’s policy to exclude these balances from non-performing assets (December 31, 2024- $31 million; March 31, 2024 - $37 million).

Popular, Inc.

Financial Supplement to First Quarter 2025 Earnings Release

Table M - Activity in Non-Performing Loans

(Unaudited)

Commercial loans held-in-portfolio:

	Quarter ended 31-Mar-25			Quarter ended 31-Dec-24
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$51,101	$23,654	$74,755	$53,819	$38,476	$92,295
Plus:
New non-performing loans	5,781	5,413	11,194	2,915	9,203	12,118
Advances on existing non-performing loans	—	17	17	—	9	9
Less:
Non-performing loans transferred to OREO	(120)	—	(120)	(78)	—	(78)
Non-performing loans charged-off	(739)	(1,130)	(1,869)	(701)	(835)	(1,536)
Loans returned to accrual status / loan collections	(13,426)	(10,447)	(23,873)	(4,854)	(23,199)	(28,053)

Ending balance NPLs	$42,597	$17,507	$60,104	$51,101	$23,654	$74,755

Mortgage loans held-in-portfolio:

	Quarter ended 31-Mar-25			Quarter ended 31-Dec-24
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$158,442	$29,890	$188,332	$157,920	$28,434	$186,354
Plus:
New non-performing loans	31,242	2,745	33,987	44,670	4,637	49,307
Advances on existing non-performing loans	—	1	1	—	21	21
Less:
Non-performing loans transferred to OREO	(2,435)	—	(2,435)	(3,829)	—	(3,829)
Non-performing loans charged-off	(188)	—	(188)	(12)	—	(12)
Loans returned to accrual status / loan collections	(38,555)	(3,549)	(42,104)	(40,307)	(3,202)	(43,509)

Ending balance NPLs	$148,506	$29,087	$177,593	$158,442	$29,890	$188,332

Total non-performing loans held-in-portfolio (excluding consumer):

	Quarter ended 31-Mar-25			Quarter ended 31-Dec-24
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$209,543	$53,544	$263,087	$211,739	$66,910	$278,649
Plus:
New non-performing loans	37,023	8,158	45,181	47,585	13,840	61,425
Advances on existing non-performing loans	—	18	18	—	30	30
Less:
Non-performing loans transferred to OREO	(2,555)	—	(2,555)	(3,907)	—	(3,907)
Non-performing loans charged-off	(927)	(1,130)	(2,057)	(713)	(835)	(1,548)
Loans returned to accrual status / loan collections	(51,981)	(13,996)	(65,977)	(45,161)	(26,401)	(71,562)

Ending balance NPLs	$191,103	$46,594	$237,697	$209,543	$53,544	$263,087

Popular, Inc.

Financial Supplement to First Quarter 2025 Earnings Release

Table N - Allowance for Credit Losses, Net Charge-offs and Related Ratios

(Unaudited)

	Quarters ended
(In thousands)	31-Mar-25	31-Dec-24	31-Mar-24
Balance at beginning of period - loans held-in-portfolio	$746,024	$744,320	$729,341
Provision for credit losses	65,218	69,129	72,386
Initial allowance for credit losses - PCD Loans	9	8	17

	811,251	813,457	801,744

Net loans charge-off (recovered)- BPPR
Commercial:
Commercial multi-family	(2)	(2)	(1)
Commercial real estate non-owner occupied	(595)	(369)	(325)
Commercial real estate owner occupied	(406)	(473)	2,247
Commercial and industrial	(1,528)	2,000	5,109
Total Commercial	(2,531)	1,156	7,030
Leasing	3,272	3,615	3,685
Mortgage	(2,497)	(1,938)	(4,426)
Consumer:
Credit cards	16,429	16,854	13,958
Home equity lines of credit	(114)	(65)	104
Personal	18,338	23,358	21,940
Auto	13,487	19,028	13,846
Other Consumer	718	596	424
Total Consumer	48,858	59,771	50,272

Total net charged-off BPPR	$47,102	$62,604	$56,561

Net loans charge-off (recovered) - Popular U.S.
Commercial:
Commercial multi-family	(1)	(1)	440
Commercial real estate non-owner occupied	—	(362)	(64)
Commercial real estate owner occupied	(511)	135	(24)
Commercial and industrial	925	1,445	408
Total Commercial	413	1,217	760
Mortgage	(185)	(27)	(25)
Consumer:
Home equity lines of credit	(237)	(104)	(148)
Personal	1,989	3,728	5,027
Other Consumer	21	15	25
Total Consumer	1,773	3,639	4,904

Total net charged-off Popular U.S.	$2,001	$4,829	$5,639

Total loans net charged-off - Popular, Inc.	$49,103	$67,433	$62,200

Balance at end of period - loans held-in-portfolio	$762,148	$746,024	$739,544

Balance at beginning of period - unfunded commitments	$15,470	$18,384	$17,006
Provision for credit losses (benefit)	(1,301)	(2,914)	(239)

Balance at end of period - unfunded commitments [1]	$14,169	$15,470	$16,767

POPULAR, INC.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.53%	0.74%	0.71%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	132.82%	102.52%	116.38%
BPPR
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.72%	0.97%	0.92%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	111.86%	107.16%	107.86%
Popular U.S.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.07%	0.18%	0.21%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	626.09%	42.27%	201.77%

[1]	Allowance for credit losses of unfunded commitments is presented as part of Other Liabilities in the Consolidated Statements of Financial Condition.

Popular, Inc.

Financial Supplement to First Quarter 2025 Earnings Release

Table O - Allowance for Credit Losses “ACL”- Loan Portfolios - BPPR Operations

(Unaudited)

31-Mar-25
BPPR
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$3,420	$308,311	1.11%
Commercial real estate - non-owner occupied	42,848	3,313,802	1.29%
Commercial real estate - owner occupied	36,019	1,203,412	2.99%
Commercial and industrial	131,407	5,248,558	2.50%

Total commercial	$213,694	$10,074,083	2.12%

Construction	2,719	230,203	1.18%
Mortgage	74,289	6,945,942	1.07%
Leasing	20,206	1,949,705	1.04%
Consumer:
Credit cards	96,523	1,187,778	8.13%
Home equity lines of credit	60	2,057	2.92%
Personal	89,786	1,755,875	5.11%
Auto	171,979	3,820,242	4.50%
Other	7,007	158,723	4.41%

Total consumer	$365,355	$6,924,675	5.28%

Total	$676,263	$26,124,608	2.59%

31-Dec-24
BPPR
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$2,783	$308,001	0.90%
Commercial real estate - non-owner occupied	44,852	3,246,503	1.38%
Commercial real estate - owner occupied	37,355	1,375,911	2.71%
Commercial and industrial	130,136	5,346,894	2.43%

Total commercial	$215,126	$10,277,309	2.09%

Construction	2,743	212,290	1.29%
Mortgage	72,901	6,809,881	1.07%
Leasing	16,419	1,925,405	0.85%
Consumer:
Credit cards	99,130	1,218,053	8.14%
Home equity lines of credit	54	2,040	2.65%
Personal	91,296	1,750,377	5.22%
Auto	165,995	3,823,437	4.34%
Other	7,002	160,229	4.37%

Total consumer	$363,477	$6,954,136	5.23%

Total	$670,666	$26,179,021	2.56%

Variance
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$637	$310	0.21%
Commercial real estate - non-owner occupied	(2,004)	67,299	(0.09)%
Commercial real estate - owner occupied	(1,336)	(172,499)	0.28%
Commercial and industrial	1,271	(98,336)	0.07%

Total commercial	$(1,432)	$(203,226)	0.03%

Construction	(24)	17,913	(0.11)%
Mortgage	1,388	136,061	—%
Leasing	3,787	24,300	0.19%
Consumer:
Credit cards	(2,607)	(30,275)	(0.01)%
Home equity lines of credit	6	17	0.27%
Personal	(1,510)	5,498	(0.11)%
Auto	5,984	(3,195)	0.16%
Other	5	(1,506)	0.04%

Total consumer	$1,878	$(29,461)	0.05%

Total	$5,597	$(54,413)	0.03%

Popular, Inc.

Financial Supplement to First Quarter 2025 Earnings Release

Table P - Allowance for Credit Losses “ACL”- Loan Portfolios - POPULAR U.S. Operations

(Unaudited)

31-Mar-25
Popular U.S.
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$10,081	$2,066,604	0.49%
Commercial real estate - non-owner occupied	15,453	2,226,801	0.69%
Commercial real estate - owner occupied	14,193	1,753,147	0.81%
Commercial and industrial	16,422	2,444,965	0.67%

Total commercial	$56,149	$8,491,517	0.66%

Construction	6,793	1,128,776	0.60%
Mortgage	9,740	1,327,811	0.73%
Consumer:
Credit cards	—	(1)	—%
Home equity lines of credit	1,550	75,052	2.07%
Personal	11,651	94,148	12.38%
Other	2	12,121	0.02%

Total consumer	$13,203	$181,320	7.28%

Total	$85,885	$11,129,424	0.77%

31-Dec-24
Popular U.S.
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$6,453	$2,091,619	0.31%
Commercial real estate - non-owner occupied	9,642	2,116,732	0.46%
Commercial real estate - owner occupied	12,473	1,781,835	0.70%
Commercial and industrial	15,870	2,394,668	0.66%

Total commercial	$44,438	$8,384,854	0.53%

Construction	8,521	1,051,502	0.81%
Mortgage	9,508	1,304,302	0.73%
Consumer:
Credit cards	—	26	—%
Home equity lines of credit	1,449	71,531	2.03%
Personal	11,440	104,867	10.91%
Other	2	11,549	0.02%

Total consumer	$12,891	$187,973	6.86%

Total	$75,358	$10,928,631	0.69%

Variance
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$3,628	$(25,015)	0.18%
Commercial real estate - non-owner occupied	5,811	110,069	0.23%
Commercial real estate - owner occupied	1,720	(28,688)	0.11%
Commercial and industrial	552	50,297	0.01%

Total commercial	$11,711	$106,663	0.13%

Construction	(1,728)	77,274	(0.21)%
Mortgage	232	23,509	—%
Consumer:
Credit cards	—	(27)	—%
Home equity lines of credit	101	3,521	0.04%
Personal	211	(10,719)	1.47%
Other	—	572	—%

Total consumer	$312	$(6,653)	0.42%

Total	$10,527	$200,793	0.08%

Popular, Inc.

Financial Supplement to First Quarter 2025 Earnings Release

Table Q - Allowance for Credit Losses “ACL”- Loan Portfolios - Consolidated

(Unaudited)

31-Mar-25
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$13,501	$2,374,915	0.57%
Commercial real estate - non-owner occupied	58,301	5,540,603	1.05%
Commercial real estate - owner occupied	50,212	2,956,559	1.70%
Commercial and industrial	147,829	7,693,523	1.92%

Total commercial	$269,843	$18,565,600	1.45%

Construction	9,512	1,358,979	0.70%
Mortgage	84,029	8,273,753	1.02%
Leasing	20,206	1,949,705	1.04%
Consumer:
Credit cards	96,523	1,187,777	8.13%
Home equity lines of credit	1,610	77,109	2.09%
Personal	101,437	1,850,023	5.48%
Auto	171,979	3,820,242	4.50%
Other	7,009	170,844	4.10%

Total consumer	$378,558	$7,105,995	5.33%

Total	$762,148	$37,254,032	2.05%

31-Dec-24
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$9,236	$2,399,620	0.38%
Commercial real estate - non-owner occupied	54,494	5,363,235	1.02%
Commercial real estate - owner occupied	49,828	3,157,746	1.58%
Commercial and industrial	146,006	7,741,562	1.89%

Total commercial	$259,564	$18,662,163	1.39%

Construction	11,264	1,263,792	0.89%
Mortgage	82,409	8,114,183	1.02%
Leasing	16,419	1,925,405	0.85%
Consumer:
Credit cards	99,130	1,218,079	8.14%
Home equity lines of credit	1,503	73,571	2.04%
Personal	102,736	1,855,244	5.54%
Auto	165,995	3,823,437	4.34%
Other	7,004	171,778	4.08%

Total consumer	$376,368	$7,142,109	5.27%

Total	$746,024	$37,107,652	2.01%

Variance
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$4,265	$(24,705)	0.19%
Commercial real estate - non-owner occupied	3,807	177,368	0.03%
Commercial real estate - owner occupied	384	(201,187)	0.12%
Commercial and industrial	1,823	(48,039)	0.03%

Total commercial	$10,279	$(96,563)	0.06%

Construction	(1,752)	95,187	(0.19)%
Mortgage	1,620	159,570	—%
Leasing	3,787	24,300	0.19%
Consumer:
Credit cards	(2,607)	(30,302)	(0.01)%
Home equity lines of credit	107	3,538	0.05%
Personal	(1,299)	(5,221)	(0.06)%
Auto	5,984	(3,195)	0.16%
Other	5	(934)	0.02%

Total consumer	$2,190	$(36,114)	0.06%

Total	$16,124	$146,380	0.04%

Popular, Inc.

Financial Supplement to First Quarter 2025 Earnings Release

Table R - Reconciliation to GAAP Financial Measures

(Unaudited)

(In thousands, except share or per share information)	31-Mar-25	31-Dec-24	31-Mar-24
Total stockholders’ equity	$5,799,695	$5,613,066	$5,177,314
Less: Preferred stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(802,954)	(802,954)	(804,428)
Less: Other intangibles	(6,229)	(6,826)	(8,969)

Total tangible common equity	$4,968,369	$4,781,143	$4,341,774

Total assets	$74,038,606	$73,045,383	$70,936,939
Less: Goodwill	(802,954)	(802,954)	(804,428)
Less: Other intangibles	(6,229)	(6,826)	(8,969)

Total tangible assets	$73,229,423	$72,235,603	$70,123,542

Tangible common equity to tangible assets	6.78%	6.62%	6.19%
Common shares outstanding at end of period	68,984,148	70,141,291	72,284,875
Tangible book value per common share	$72.02	$68.16	$60.06

	Quarterly average
Total stockholders’ equity [1]	$6,785,208	$6,620,766	$6,198,740
Average unrealized (gains) losses on AFS securities transferred to HTM	370,695	505,791	639,226

Adjusted total stockholder’s equity	7,155,903	7,126,557	6,837,966

Less: Preferred Stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(802,953)	(804,411)	(804,427)
Less: Other intangibles	(6,585)	(7,288)	(9,490)

Total tangible equity	$6,324,222	$6,292,715	$6,001,906
Return on average tangible common equity	11.36%	11.22%	6.90%

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale.

CONTACTS:

Popular, Inc.

Investor Relations:

Paul J. Cardillo, 212-417-6721

Senior Vice President and Investor Relations Officer

pcardillo@popular.com

or

Media Relations:

MC González Noguera, 917-804-5253

Executive Vice President and Chief Communications & Public Affairs Officer

mc.gonzalez@popular.com